Exhibit 107

Calculation of Filing Fee Table

Form S-4
(Form Type)

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in its Charter)

JPMORGAN CHASE FINANCIAL COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Debt	JPMorgan Chase Financial Company LLC (“JPMCFC”) Debt Securities	457(o)			$1,023,000,000.00	0.0001476	$150,994.80
Fees to be Paid	Debt	JPMorgan Chase & Co. (“JPMC&C”) Guarantees of JPMCFC Debt Securities	Other (3)
	Total Offering Amounts					$1,023,000,000.00		$150,994.80
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$150,994.80

(1)	This Registration Statement relates to the exchange of the Alerian MLP Index ETNs due May 24, 2024 of JPMC&C (the “Old Notes”) for the Alerian MLP Index ETNs due January 28, 2044 of JPMCFC (the “New Notes”), the payment of which is fully and unconditionally guaranteed by JPMC&C.

(2)	The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act, the maximum aggregate offering price was based on (a) the market value of the Old Notes to be received by the registrants in the exchange offer described in this Registration Statement, equal to $25.575 per Old Note, calculated by taking the average of the high and low prices of the Old Notes as reported in the consolidated reporting system on January 11, 2024 and (b) up to 40,000,000 Old Notes to be received by the registrants in the exchange offer, which represents, as of January 11, 2024, an approximation of the number of Old Notes that were outstanding and not held by JPMC&C, JPMCFC or their affiliates.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.